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                                                                   Exhibit 23(f)

                                                Investment Banking

                                                Corporate and Institutional
                                                Client Group

                                                World Financial Center
                                                North Tower
                                                North York, New York 10281-1325
                                                212 449 1000
[MERRILL LYNCH LOGO]



                           CONSENT OF MERRILL LYNCH



        We hereby consent to the use of our opinion letter dated June 5, 1997 to the Board of Directors of Collective Bancorp, Inc. included as Appendix B to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating references to such opinion in such Proxy Statement-Prospectus under the caption "Opinion of Collective's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                         INCORPORATED



                                         By /s/ Michael F. Barry
                                            ___________________________________
                                            Director
                                            Investment Banking Group




June 5, 1997